Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement of Lumenis Ltd. on Form 20-F of our report dated April 30, 2007 and to the reference to us under the headings “Auditors” in the Registration Statement.
/s/ Ziv Haft
  Ziv Haft
Certified Public Accountants (Isr.)
A BDO member firm
Tel-Aviv, Israel
April 30, 2007